As filed with the Securities and Exchange Commission on December 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Genenta Science S.p.A.
(Exact name of registrant as specified in its charter)

Republic of Italy	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

Pierluigi Paracchi Chief Executive Officer Via Olgettina No. 58 20132 Milan, Italy Tel: +39-02-2643-4681	Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, New York 10168 Tel: +1.800.221.0102
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: +1.212.407.4000	Thomas S. Levato, Esq. Ettore A. Santucci, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 Tel: +1.212.813.8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒333-260923

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Ordinary shares, with no par value, as represented by American Depositary Shares (2)	$5,436,211	$503.94

(1) The ordinary shares may be represented by American Depositary Shares, or ADSs, each of which represents one ordinary share. A separate Registration Statement on Form F-6 (Registration No. 333-261223) has been filed for the registration of ADSs issuable upon deposit of the ordinary shares.

(2) Includes ordinary shares that the underwriters have the option to purchase to cover overallotments and ordinary shares issuable upon the exercise of warrants to be issued to the underwriters.

(3) Calculated in accordance with Rule 457(o) to account for the increase above the maximum aggregate offering price of $34,960,000 previously registered pursuant to the Prior Registration Statement..

(4) $503.94 is paid pursuant to this Registration Statement. In connection with the Prior Registration Statement, the Registrant paid $3,240.79.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the registration statement on Form F-1 (File Number 333-260923) (the “Prior Registration Statement”) declared effective on December 14, 2021 by the Commission, and is being filed for the purpose of registering additional securities in an amount that does not exceed 20% of the Maximum Aggregate Offering Amount contained in the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form F-1, as amended (File No. 333-260923), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description of the Document
5.1	Opinion of Giovanelli and Associates, Italian counsel to Genenta regarding the validity of the ordinary shares being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Giovanelli and Associates (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the prior Registration Statement (File No. 333-260923), as filed with the Securities and Exchange Commission on November 9, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy on December 14, 2021.

Genenta Science S.p.A.

By:	/s/ Pierluigi Paracchi
Name:	Pierluigi Paracchi
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pierluigi Paracchi	Chief Executive Officer and Vice Chairman	December 14, 2021
Pierluigi Paracchi	(Principal Executive Officer)

/s/ Richard B. Slansky	Chief Financial Officer	December 14, 2021
Richard B. Slansky	(Principal Financial and Accounting Officer)

*	Director	December 14, 2021
Roger Abravanel

*	Director	December 14, 2021
Daniela Bellomo

*	Director	December 14, 2021
Guido Guidi

*	Director	December 14, 2021
Luca Guidotti

*	Chairman of the Board and Director	December 14, 2021
Stephen Squinto

*	Director	December 14, 2021
Anthony Marucci

*By	/s/ Pierluigi Paracchi
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Cogency Global Inc., the duly authorized representative in the United States of Genenta Science S.p.A., has signed this registration statement on December 14, 2021.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.